Exhibit 99.1

Press Release

Safehold Appoints Michael Trachtenberg as President

NEW YORK, December 1, 2025

Safehold Inc. (NYSE: SAFE), the creator and leader of the modern ground lease industry, today announced the appointment of Michael Trachtenberg, a real estate industry veteran with more than two decades of operational experience, as President of the Company. In this role, Mr. Trachtenberg will oversee operations and execution across the business, working directly with Safehold’s Chief Executive Officer Jay Sugarman.

“Michael is a sophisticated, results-driven operator with deep expertise in institutional real estate investment management,” said Jay Sugarman, Chairman and Chief Executive Officer of Safehold. “He joins at a time when the Company has a growing opportunity set, and property owners are increasingly recognizing the strategic and financial benefits of modern ground lease structures. With the mission-critical skillsets Michael brings, we are confident that he will help fuel Safehold’s next stage of growth, revolutionizing real estate ownership and driving long-term value for our shareholders.”

Stefan Selig, Safehold’s Lead Director, said, “We are delighted to welcome Michael as Safehold’s President. This appointment is the result of an extensive search process conducted by the Board, in which Michael’s track record of driving growth, improving performance and creating operational excellence stood out. The Board is highly confident that Michael’s leadership, real estate experience and relationships will add immediate value, and that he will play a significant role in guiding Safehold’s next phase of growth.”

“Safehold has established itself as the pioneer and standard-bearer in the ground lease market, with a best-in-class portfolio, strong customer brand and a balance sheet that creates significant competitive advantages,” said Michael Trachtenberg, President of Safehold. “I look forward to working closely with Jay and the team at Safehold to execute on our strategic priorities and deliver attractive risk-adjusted returns.”

Mr. Trachtenberg joins Safehold from Lubert-Adler, a multibillion-dollar real estate fund manager, where he most recently served as President. He was a key member of the firm’s senior leadership team involved in a wide range of real estate initiatives, including new investments, portfolio management, investor engagement and key operational functions.

1114 Avenue of the Americas

New York, NY 10036
T 212.930.9400
E investors@safeholdinc.com

During his nearly 20 years at Lubert-Adler, Mr. Trachtenberg invested across many major United States real estate markets and asset classes, including multifamily, retail, hotel and mixed-use properties. He was instrumental in structuring complex joint ventures, recapitalizations and portfolio acquisitions.

Prior to joining Lubert-Adler in 2005, Mr. Trachtenberg worked as an analyst at Merrill Lynch, where he gained experience in real estate finance, capital markets and structured transactions. He graduated from New York University’s Stern School of Business with a B.S. in Accounting and Finance.

Forward-Looking Statements:

This press release may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as “expect”, “plan”, “will”, “estimate”, “project”, “intend”, “believe”, and other similar expressions that do not relate to historical matters. These forward-looking statements reflect the Company’s current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the events described will happen as described (or that they will happen at all).

About Safehold:

Safehold Inc. (NYSE: SAFE) is revolutionizing real estate ownership by providing a new and better way for owners to unlock the value of the land beneath their buildings. Having created the modern ground lease industry in 2017, Safehold continues to help owners of high quality multifamily, office, industrial, hospitality, student housing, life science and mixed-use properties generate higher returns with less risk. The Company, which is taxed as a real estate investment trust (REIT), seeks to deliver safe, growing income and long-term capital appreciation to its shareholders. Additional information on Safehold is available on its website at www.safeholdinc.com.

Company Contact:

Pearse Hoffmann
Senior Vice President
Head of Corporate Finance
T 212.930.9400
E investors@safeholdinc.com